SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           Asante Technologies, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                           Asante Technologies, Inc.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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      calculated and state how it was determined):

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      paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

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




                            ASANTE TECHNOLOGIES, INC.
                 -----------------------------------------------
                    Notice of Annual Meeting of Stockholders
                         To Be Held On February 24, 1998


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Asante Technologies, Inc. (the "Company"), a Delaware corporation, will be held on February 24, 1998, at 10:00 a.m., local time, at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131 for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2.       To  ratify  the   appointment  of  Price   Waterhouse  LLP  as
                  independent accountants of the Company for the fiscal year ending October 3, 1998.

         3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on December 26, 1997, are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                    FOR THE BOARD OF DIRECTORS

                                    Robert A. Sheffield
                                    Secretary

San Jose, California
January 22, 1998

                            ASANTE TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of the Board of Directors of Asante Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 24, 1998, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131. The telephone number at that location is (408) 435-8388.

         These proxy solicitation materials and the Company's Annual Report to Stockholders (on Form 10-K) for the year ended September 27, 1997, including financial statements, were mailed on or about January 23, 1998, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

         Stockholders of record at the close of business on December 26, 1997, are entitled to notice of and to vote at the meeting. At the record date, 9,149,579 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the NASDAQ National Market on December 26, 1997, the market value of one share of the Company's Common Stock closed at $3.59.

Revocability of Proxies

         Any proxy given may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Each share shall have one vote for the election of directors, unless cumulative voting is invoked. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of shares held by such stockholder or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six directors. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "PROPOSAL 1-ELECTION OF DIRECTORS." On all other matters, each share has one vote.

         The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than September 24, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

         Jeff Lin, Wilson Wong, Edmond Tseng, Cyrus Tsui and Michael Kaufman were re-elected to the Board of Directors at last year's Annual Meeting of Stockholders. David Lam was appointed to the Board of Directors on March 3, 1997. There are currently six seats authorized on the Board of Directors, all of which will be filled by directors to be elected at the Annual Meeting.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than six persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

                                                                                                            Director
       Name                      Age                    Principal Occupation                                 Since
-----------------                ---                    --------------------                                --------
Jeff Yuan-Kai Lin                 46     President  and  Chief  Executive  Officer  of  the  Company  and     1988
                                         Chairman of the Board of Directors

Wilson Wong                       50     Chief Executive Officer, Pixo Arts Corporation                       1988

Michael D. Kaufman                55     Managing General Partner, MK Global Ventures                         1995

 David K. Lam                     54     President  and Chief  Executive  Officer,  Caliper  Technologies     1997
                                         Corporation

Edmond Y. Tseng                   50     President and Chief Executive Officer, OSE, Inc.                     1989

Cyrus Y. Tsui                     51     President and Chief  Executive  Officer,  Lattice  Semiconductor     1993
                                         Corporation


         Mr. Lin co-founded the Company in 1988, and currently serves as President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Lin also assumed the position of Vice President of Engineering which position he will hold until a qualified replacement for Mr. Tommy Leung is hired. From June 1993 through July 1994, he served as Vice President, General Manager of Network Systems Business for the Company. From 1991 to 1993, he served as the Company's Chairman of the Board of Directors and Chief Operating Officer. From 1988 to 1991, Mr. Lin served as the Company's Vice President of Operations and Engineering, Chief Financial Officer and Secretary.

         Mr. Wong is Chief Executive Officer of Pixo Arts Corporation. Mr. Wong co-founded the Company (Asante) in 1988. From 1994 to August 1997, he served as Vice President and General Manager for the Company. From 1993 to 1994, he served as Vice President and General Manager for the Company's Client Access products. From 1988 to 1993, he served as the Company's President and Chief Executive Officer.

         Mr. Kaufman has served as Managing General Partner of MK Global Ventures, a venture capital management company, since he founded the firm in 1987. Mr. Kaufman also currently serves as a director of Davox Corporation, a provider of call technology and integration systems; Disc, Inc., a manufacturer of high-capacity storage libraries; Document Technologies, Inc., a manufacturer of high-resolution displays for document management systems; HyperMedia Communications, Inc., a wireless networking products manufacturer; Proxim, Inc., a publisher of "New Media" and other internet magazines, and Erox Corporation, a manufacturer of fragrance and toiletry products.

         Dr. Lam has served as a Director of the Company since March 3, 1997. Dr. Lam serves as President and Chief Executive Officer of Calliper Technologies Corporation. Dr. Lam also provides consulting services to various technology oriented companies. Prior to joining Caliper Technologies Corporation, Dr. Lam served as President and Chief Executive Officer of Expert Edge, a software company. Dr. Lam currently serves as a Director of Quickturn Design Systems, a supplier of IC and electronic design verification systems.

         Mr. Tseng has served as President and Chief Executive Officer of OSE, Inc., a semiconductor products company which serves as the exclusive North American sales representative for Orient Semiconductor Electronics, Ltd., since January 1990. See "Security Ownership of Directors, Officers and Certain Beneficial Owners" and "Certain Relationships and Related Transactions." Prior to that time, Mr. Tseng was the Director of Engineering at Condata, Inc., an electronics products and engineering consulting company.

         Mr. Tsui has served as President, Chief Executive Officer and a director of Lattice Semiconductor Corporation, a semiconductor products company, since September 1988. In March 1991, Mr. Tsui became Chairman of the Board of Directors of Lattice. Prior to joining Lattice, Mr. Tsui was Corporate Vice President of the Programmable Logic Division of Advanced Micro Devices, Inc., a semiconductor products company.

         There are no family relationships among the directors and executive officers of the Company.

Board Meetings and Committees

         The Board of Directors of the Company held a total of 4 meetings and acted by written consent 2 times during the fiscal year ended September 27, 1997. During fiscal 1997, Mr. Tsui attended 50% of the meetings of the Board of Directors, Mr. Lam attended 50% of the meetings of the Board of Directors since his commencement of service on the Board in March 1997, and Mrs. Koh did not attend any meetings of the Board just prior to her resignation with the Board in the early part of fiscal 1997. No other director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors which currently consists of Mr. Kaufman and Mr. Tseng met 2 times during the last fiscal year. The Audit Committee is responsible for reviewing annual audited financial statements, approving the services performed by the Company's independent accountants, and reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for handling disagreements with the Company's independent accountants or the termination of their engagement.

         At the beginning of the fiscal year, the Compensation Committee of the Board of Directors consisted of Mrs. Koh and Mr. Tsui. However, Mr. Tsui and Mrs. Koh resigned from the Compensation Committee effective as of October 25, 1996, and January 17, 1997, respectively, without holding any meetings. Mr. Kaufman and Mr. Lam were appointed to the Compensation Committee effective as of October 24, 1997. Therefore, the Compensation Committee held no meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock plans, which includes recommending or approving the grant of options to new and existing employees (including officers and employee directors). Since the Compensation Committee held no meetings during the last fiscal year, the Company's compensation policies have been reviewed and ratified by the Company's Board of Directors.

Compensation of Directors

         Directors who are employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

         Directors who are not employees of the Company receive a fee of $1,000 for each meeting attended and are also reimbursed for out-of-pocket expenses incurred in connection with their attendance of meetings at the Board of Directors and its committees.

         Non-employee Directors are also entitled to participate in the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, which was adopted by the Board of Directors in September 1993, and approved by the stockholders in October 1993, authorizes a total of 300,000 shares of Common Stock for issuance pursuant to options granted under the Directors' Plan. The Directors' Plan provides for an automatic grant of 40,000 shares of Common Stock to each non-employee Director on the date on which such individual first becomes a director. As approved by stockholders at the 1996 Annual Shareholder's Meeting, the Directors' Plan also provides that each non-employee Director will be granted additional options for the purchase of 10,000 shares of Common Stock at the Board meeting immediately following the annual anniversary date of the non-employee Director's commencement of service on the Board of Directors.

         Initial options granted under this plan has a term of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. Subsequent options granted under this plan have a term of ten years and typically vest over the four years at the rate of 25% annually from the anniversary date. The exercise price of each option granted equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as reported on the NASDAQ National Market on the date of grant. Options granted under the Directors' Plan must be exercised within three months following the end of the optionee's tenure as a director of the Company, or within six months after the termination of a director's tenure due to death or disability. The Directors' Plan is designed to work automatically, without administration; to the extent administration is necessary, however, the Directors' Plan has been structured so that options granted to non-employee Directors who administer the Company's stock plans shall qualify as transactions exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.

         In September 1993, Mrs. Koh and Mr. Tseng each received options to purchase 40,000 shares of Common Stock exercisable at a price of $7.50 per share. In September 1993, Mr. Tsui received an option to purchase 40,000 shares of Common Stock exercisable at $9.00 per share. In July 1995, Mr. Kaufman received an option to purchase 40,000 shares of Common Stock exercisable at $4.63 per share. In March 1997, Mr. Lam received an option to purchase 40,000 shares of Common Stock exercisable at $4.56.

         Pursuant to the amendment of the Directors' Plan approved by the stockholders at the 1996 Annual Meeting, additional options for the purchase of 10,000 shares of Common Stock were automatically earned on the anniversary of each non-employee Director's service on the Company's Board and issued as of the date of the next Board meeting subsequent to such anniversary. Mr. Kaufman earned annual options for the purchase of 10,000 shares of Common Stock in April 1996, and April 1997, at exercise prices of $5.88 and $6.31, respectively. Annual options to Mrs. Koh and Mr. Tseng for the purchase of 10,000 shares of Common Stock were issued in September 1996, at an exercise price of $6.13. Mr. Tsui's annual option was issued in September 1996, at an exercise price of $6.63. Subsequent to the last fiscal year, annual options for the purchase of 10,000 shares of Common Stock were earned by Mr. Tseng and Mr. Tsui and granted in October 1997, at an exercise price of $5.14.

Vote Required and Recommendation of Board of Directors

         The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the year ending October 3, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Price Waterhouse LLP has audited the Company's financial statements since fiscal 1993. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 3, 1998.

                        SECURITY OWNERSHIP OF DIRECTORS,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of January 1, 1998, by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended September 27, 1997, (collectively, the "Named Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                     Shares          Percentage
                                                  Beneficially      Beneficially
Beneficial Owner                                     Owned             Owned
----------------                                 -------------      -----------
Jeff Yuan-Kai Lin (1)(2)                           1,349,041            14.7%
Wilson Wong (3)                                    1,324,250            14.5%
Dr. Eugene C.Y. Duh(4)                             1,191,073            13.0%
OSE, Inc.(5)                                          71,665                *
MK GVD Fund(6)                                       528,333             5.8%
Michael D. Kaufman(7)                                 28,333                *
Vertex Investment Pte Ltd.(8)                        417,543             4.6%
Edmond Tseng(9)                                       85,833                *
Cyrus Y. Tsui(10)                                     42,500                *
David K. Lam (11)                                      4,648                *
Jim Cansler(12)                                            0                *
Paul Smith(13)                                        90,189             1.0%
Robert Sheffield(14)                                  77,582                *
William Leung(15)                                     64,258                *
All directors and executive officers as a group    5,352,021           58.49%
(15 persons)

*        Represents less than one percent of the outstanding Common Stock
--------------------------------


(1) The address for Mr. Lin is Asante Technologies, Inc., 821 Fox Lane, San Jose, California 95131.

(2) Includes 26,041 shares issuable under stock options exercisable within 60 days of January 1, 1998.

(3) Mr. Wong resigned from the Company effective August 15, 1997. The address for Mr. Wong is 11842 Shasta Spring Court Cupertino, California 95014.

(4) The address for Dr. Duh is Orient Semiconductor Electronics, Ltd., No. 12-2 Nei Huang S. Rd., NEPZ Kaohsiung 81120, Taiwan, ROC.

(5) Dr. Duh is a Director and Mr. Tseng is President of OSE, Inc. As such, Dr. Duh and Mr. Tseng may be deemed to be a beneficial owners of these shares.

(6) The address for MK GVD Fund and Mr. Kaufman is 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303. Director Michael D. Kaufman, and Gregory Lahann are general partners of MK GVD Management. Each of these individuals shares voting and investment power with respect to the shares held by MK GVD Fund, and therefore may be deemed to be beneficial owners of such shares.

(7) Represents shares issuable under stock options exercisable within 60 days of January 1, 1998.

(8) The address for Vertex Management (II) Pte Ltd. is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256. Mrs. Koh (a former Director of the Company) is an officer of Vertex Management (II) Pte Ltd., the fund manager for Vertex Investment Pte Ltd., but does not have sole or shared power to control or direct the voting of shares held by Vertex Investment Pte Ltd. Accordingly, Mrs. Koh disclaims beneficial ownership of such shares.

(9) Includes 42,500 shares issuable under stock options exercisable within 60 days of January 1, 1998.

(10) Represents shares issuable under stock options exercisable within 60 days of January 1, 1998.

(11) Represents shares issued for services rendered to the Company prior to Mr. Lams commencement of service on the Board of Directors of the Company.

(12)     Mr.  Cansler  resigned from the Company  effective as of July 21, 1997.

(13) Includes 61,728 shares issuable under stock options exercisable within 60 days of January 1, 1998.

(14) Includes 59,582 shares issuable under stock options exercisable within 60 days of January 1, 1998.

(15) Includes 58,415 shares issuable under stock options exercisable within 60 days of January 1, 1998.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth all  compensation  received by the Named
Officers for services rendered to the Company in all capacities for fiscal years ended September 30, 1995, September 28, 1996, and September 27, 1997:

                                                                                            Long-Term
                                                    Annual Compensation                Compensation Awards
                                                    -------------------                -------------------
                                           ---------------------------------------
                                                                                                 Number
                                                                                    Restricted   of Shares
                                                                     Other Annual     Stock     Underlying   LTIP      All Other
Name and Principal Position           Year     Salary      Bonus   Compensation ($)   Awards     Options    Payouts Compensation (1)
---------------------------           ----     ------      -----   ----------------  ---------  ----------  ------- ----------------

Jeff Yuan-Kai Lin (2)                 1997     203,854     15,000       --            --         --           --            1,412
President and Chief Executive Officer 1996     202,700      9,500       --            --          50,000      --            1,270
                                      1995     142,698      5,833       --            --         --           --              184


Jim Cansler (3)(7)                    1997     169,266     48,384     4,850           --         --           --           36,583
Vice President of Sales               1996     111,296     10,000     3,500           --          80,000      --            1,198



Paul Smith (4)                        1997     165,237     15,000       --            --          33,000      --              686
Senior Vice President of Marketing    1996     143,169     17,925       --            --          17,000      --              672
     and Sales                        1995      47,358     --           --            --          70,000      --               49


Robert Sheffield (5)                  1997     161,378     12,000       --            --          10,000      --            1,371
Chief Financial Officer               1996      85,385      7,600       --            --         120,000      --              798



William Leung (6)                     1997     160,673     12,000       --            --          32,000      --            2,983
Vice President of Operations          1996     141,172     20,450       --            --         --           --            2,681
                                      1995      12,206     --           --            --          80,000      --               43

--------------------------------------------------------------------------------
(1) Except as noted in (7), amount consists of premiums paid by the Company for life insurance, including compensation relating to over $50,000 Life Insurance and Executive Life.

(2) In January 1996, the Company agreed that Mr. Lin shall be paid an amount equal to his annual base salary and that his unvested options will be accelerated in the event Mr. Lin is terminated without cause.

(3) Mr. Cansler joined the Company on March 5, 1996, and resigned on July 21, 1997.

(4)      Mr. Smith joined the Company on May 15, 1995.

(5)      Mr. Sheffield joined the Company on March 6, 1996.

(6)      Mr. Leung joined the Company on August 31, 1995.

(7)      Includes service fees paid under severance agreement.

Option Grants in Last Fiscal Year

         The following table sets forth certain information with respect to stock options granted to each of the Named Officers during the fiscal year ended
September 27, 1997. In accordance  with the rules of the Securities and Exchange
Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common
Stock.

                                         Option Grants in Last Fiscal Year

                                                 Individual Grants
                                                 -----------------                               Potential Realizable
                                                                                                   Value at Assumed
                                                                                                   Annual Rates of
                           Number of                                                                 Stock Price
                             Shares       % of Total Options                                         Appreciation
                           Underlying         Granted to        Exercise                         for Option Term (3)
                            Options          Employees in         Price                          -------------------
         Name               Granted         Fiscal Year (2)     Per Share    Expiration Date       5%          10%
         ----              ----------       ---------------     ---------    ---------------     ----         ----

Jeff Yuan-Kai Lin              --                 --               --               --             --          --
Jim Cansler                    --                 --               --               --             --          --
Paul Smith                    33,000 (1)         5.84%            $3.94          4/11/07           63,443      177,622
Robert Sheffield              10,000 (1)         1.77%            $3.94          4/11/07           19,225       53,825
William Leung                 32,000 (1)         5.66%            $6.64     10/25/06-07/15/07      --           85,740

--------------------------------------------------------------------------------
(1) All options were granted under either the Company's 1990 Plan or the Company's Key Executive Stock Plan and have exercise prices equal to the fair market value on the grant date. The options vest ratably over a four year period from the grant date and have a ten year term.

(2) Based on options to purchase an aggregate of 565,000 shares granted in fiscal 1997.

(3) Market value option grants is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ National Market of $3.59 per share on December 26, 1997.


Option Exercises and Holdings

         The following table provides information with respect to option exercises in fiscal 1997, by the Named Officers and the value of such officers' unexercised options at September 27, 1997:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

                                                       Number of Shares
                                                     Underlying Unexercised           Value of Unexercised
                                                          Options at                In-the-Money Options at
                                                        Fiscal Year-End               Fiscal Year-End (1)
                                                     ----------------------      -----------------------------
                        Shares
                       Acquired         Value
        Name          on Exercise     Realized     Exercisable   Unexercisable   Exercisable     Unexercisable
        ----          -----------     --------     -----------   -------------   -----------     -------------
Jeff Yuan-Kai Lin         --             --          20,833         29,167            --              --
Jim Cansler               --             --          26,666           --              --              --
Paul Smith                --             --          49,227         70,773          44,269           58,731
Robert Sheffield          --             --          46,041         83,959           1,041            8,959
William Leung             --             --          45,081         66,919            --              --

-----------------------------------
(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the Nasdaq National Market of $5.44 per share on September 26, 1997 (the last trading day for fiscal 1997), minus the exercise price.

Compensation Committee Interlocks and Insider Participation

         Mrs. Koh and Mr. Tsui served on the Compensation Committee but resigned during the fiscal year. As of October 24, 1997, the Compensation Committee consisted of Mr. Kaufman and Mr. Lam. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company subcontracts the manufacturing of a substantial portion of its products through Orient Semiconductor Electronics, Ltd. ("OSE"). Under the Company's arrangement with OSE, the Company purchases certain components from third party vendors and sells these components to OSE at cost. OSE purchases or manufactures other components, assembles printed circuit boards, and tests and packages products for the Company on a purchase order basis. The Company is obligated to purchase products only to the extent it has signed firm purchase commitments with OSE. During fiscal 1995, 1996 and 1997, the Company's purchases from OSE totaled $16.0 million, $17.9 million and $16.8 million, respectively. The Company's arrangement with OSE provides for payment terms of 45 days from date of receipt of product. The Company sells certain component parts to OSE with payment terms similar to those granted to the Company. OSE and its affiliates are significant stockholders of the Company. See "Security Ownership of Directors, Officers and Certain Beneficial Owners."

         Prior to his appointment as a Director, Mr. Lam provided business consulting services to the Company for which he was paid $20,000 and received 4,648 shares of the Company's restricted common stock.

         The information contained in the following report of the Board of Directors and the Performance Graph set forth on page 18, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference into such filing.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         In fiscal 1997, the Compensation Committee ("Committee") consisted of Mrs. Koh and Mr. Tsui, neither of whom is or has been an employee of the Company. After the resignations of Mrs. Koh and Mr. Tsui from the Committee in the first part of the year, and after fiscal 1997, Mr. Kaufman and Mr. Lam were appointed to the Committee, neither of whom is or has been an employee of the Company. The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1990 Plan and Key Executive Stock Plan.

         Since the Committee held no meetings during fiscal 1997, the following report is submitted on behalf of the Board of Directors.

Compensation Policies

         The Company operates in the high technology industry, characterized by rapid changes and extreme competition. The Board's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract highly qualified personnel in order to maintain the Company's competitive position. The Board's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

Compensation Components

         The compensation for executive officers generally consists of salary, annual incentives and stock option awards.

         Base Salary. The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies, primarily those located in Silicon Valley. The Board reviews generally-available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Board and adjusted on the basis of performance, the Company's results for the previous year and competitive conditions.

         Bonuses. The Company's intention is to develop bonus compensation plans designed to reward the Company's executive officers based on the Company's financial performance. In April 1997, the Company established an updated bonus plan for fiscal 1997, under which the executive officers were eligible to earn quarterly cash bonus payments. Criteria for earning the bonuses under this plan consists of achieving certain operating profit levels and return on shareholder equity. This plan was approved by the Board of Directors in fiscal 1997, and replaced the Company's 1995 bonus plan.

         Equity-Based Compensation. The Company enables all eligible employees, including executive officers other than Mr. Lin, to purchase the Company's Common Stock at a discount by participating in the Company's 1993 Employee Stock Purchase Plan. In addition, the Company periodically grants to its executive officers stock options under the 1990 Plan, and the Key Executive Plan, and grants to other employees stock options under the 1990 Plan, in order to provide additional incentive for such persons. The Board believes that such incentive promotes the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. In granting options, the Board takes into account each individual's level of responsibility within the Company and such individual's expected future contribution, as well as the number of shares and outstanding options already held by the individual. The Board has adopted a stock option grant policy, pursuant to which employees (including officers except for Mr. Lin) may receive annual stock option grants, generally on their review date with the Company, in amounts based on certain criteria including continuous time with the Company, current salary, responsibilities, and job performance. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion. The exercise price of all options is the market price on the date of grant.

Compensation of Chief Executive Officer

         The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. Under the fiscal 1997 bonus plan described above, Mr. Lin earned $15,000, payable in fiscal 1998.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Board do not anticipate, for the near future, that the Company will lose any significant tax deduction for executive compensation.

This report presented herein was approved by a motion of the Board of Directors.

                                          FOR THE BOARD OF DIRECTORS
                                          Robert A. Sheffield, Secretary

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Asante Technologies, Inc., the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index from the date of the Company's initial public offering, December 10, 1993, through September 26, 1997, the last trading day of the Company's 1997 fiscal year. Because the Company effected its initial public offering on December 10, 1993, the information in the graph is provided in quarterly intervals. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
       AMONG ASANTE TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX


THE H&Q TOTAL RETURN GROWTH & TECHNOLOGY INDICES

Research Data Group, Inc.              Total Return - Data Summary



ASNT                                                 Cumulative Total Return
                              --------------------------------------------------------------------------
                              12/10/93     12/93      3/94     6/94     9/94     12/94     3/95     6/95

ASANTE TECHNOLOGIES, INC.          100       106        73       62       46        36       35       40
NASDAQ STOCK MARKET-US             100       102        98       93      101       100      109      124
HAMBRECHT & QUIST TECHNOLOGY       100       103       107       98      111       124      138      173


ASNT                                                 Cumulative Total Return
                              ---------------------------------------------------------------------------------
                                  9/95     12/95      3/96    6/96      9/96     12/96    3/97     6/97    9/97

ASANTE TECHNOLOGIES, INC.           66        69        53      57        56        40      34       47      47
NASDAQ STOCK MARKET-US             139       141       148     160       165       174     164      194     227
HAMBRECHT & QUIST TECHNOLOGY       195       185       188     202       214       230     219      263     319

*$100 INVESTED ON 12/10/93 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended September 27, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except as follows: Mr. Phil Wang and Mr. Jim Cansler (both former officers of the Company), and Mr. William Leung, each filed one late report representing one stock transaction each; Mr. Tommy Leung filed two late reports each representing one stock transaction; and, subsequent to the Company's 1997 fiscal year end, Mr. David Lam filed one late report representing one stock transaction.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                               For the Board of Directors



                                               Robert A. Sheffield
                                               Secretary

Dated: January 22, 1998